SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                FEBRUARY 7, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                   Commission                IRS Employer
jurisdiction                     File Number               Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995

                               3600 Lincoln Plaza
                             500 North Akard Street
                            Dallas, Texas 75201-3391
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 214/978-2600







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         INFORMATION TO BE INCLUDED IN REPORT

Item 5.  Other Events

     The registrant may, at its option, report under this item any events, with respect to which information is not otherwise called for by this form, that the registrant deems of importance to security holders.

     On February 7, 2002 registrant issued a press release entitled "Halliburton Unit Settles Qui Tam Lawsuit".

     The following summarizes that press release:

     Registrant announced that its Kellogg Brown & Root, Inc. subsidiary has settled a qui tam lawsuit filed in 1997 in Federal Court in California. The lawsuit alleged that Brown & Root had improperly billed the U.S. government for services provided under a government job order contract at Ft. Ord, California. Under the settlement, Brown & Root will pay $2 million to the United States government. Brown & Root denied wrongdoing in the lawsuit and did not admit liability in settling the lawsuit. The United States agreed to suspend further investigation and forego any further sanctions with regard to the Ft. Ord contract. Although it believes that it properly administered the contract at Ft. Ord, Kellogg Brown & Root settled the lawsuit in order to resolve the matter and to avoid further litigation. Kellogg Brown & Root expects to continue its work as a major contractor to the United States government in numerous projects.


Item 7.  Financial Statements and Exhibits

     List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

     (c) Exhibits.

         Exhibit 20 - Press release dated February 7, 2002.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    HALLIBURTON COMPANY




Date:    February 12, 2002          By: /s/ Susan S. Keith
                                       -----------------------------------
                                            Susan S. Keith
                                            Vice President and Secretary












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                                  EXHIBIT INDEX



Exhibit       Description

20            Press Release Dated February 7, 2002

              Incorporated by Reference












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